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                                                                  EXECUTION COPY

                                                                   EXHIBIT 10.24

                SECOND AMENDED AND RESTATED CONSULTING AGREEMENT

         This SECOND AMENDED AND RESTATED CONSULTING AGREEMENT, dated as of May ___, 2003 (as the same may be amended, restated or supplemented the "Agreement"), by and among CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme ("CDRJ"), CDRJ North Atlantic (Lux) S.ar.l, a Luxembourg societe a responsabilite limitee ("North Atlantic"), Jafra Worldwide Holdings (Lux) S.ar.l, a Luxembourg societe a responsabilite limitee ("Jafra Worldwide"), Jafra Cosmetics International, Inc., a Delaware corporation ("Jafra US") Distribuidora Comercial Jafra, S.A. de C.V. a sociedad anonima de capital variable ("Jafra Distribution (Mexico)") Jafra Cosmetics International, S.A. de C.V., a sociedad anonima de capital variable ("Jafra Mexico" and collectively with CDRJ, North Atlantic, Jafra Worldwide, Jafra Distribution (Mexico) and Jafra US, the "Company Group"), and Clayton, Dubilier & Rice, Inc., a Delaware corporation ("CD&R").

         Recitals.

         A. Since 1998, CD&R has been providing CDRJ, Jafra US and Jafra Mexico financial and managerial advisory services pursuant to a Consulting Agreement, dated as of April 30, 1998 which was subsequently amended and restated as of January 1, 2001 (the "Original Amended and Restated Agreement").

         B. In connection with a restructuring that CDRJ initiated, Jafra Distribution (Mexico) was organized to conduct certain business previously conducted by Jafra Mexico and its subsidiaries, Jafra Worldwide was organized to act as parent guarantor under new debt financing entered into by Jafra US, Jafra Mexico and Jafra Distribution (Mexico), and CDRJ will be liquidated.

         C. In accordance with a resolution adopted by the Boards of Directors of CDRJ, North Atlantic, Jafra Worldwide, Jafra US, Jafra Distribution (Mexico) and Jafra Mexico on May 14, 2003, in connection with the restructuring, the parties to the Original Amended and Restated Agreement wish to amend certain provisions of the Original Amended and Restated Agreement to, among other things, add Jafra Worldwide and Jafra Distribution (Mexico) as parties to the Original Amended and Restated Agreement and, in connection therewith, to amend and restate such agreement in its entirety.

         D. The members of the Company Group, CD&R and certain affiliates of CD&R have entered into the Amended and Restated Indemnification Agreement, dated as of May 20, 2003 (as the same may be amended, restated, supplemented or waived from time to time, the "Indemnification Agreement"). Capitalized terms used in this Agreement without definition are used as they are defined in the Indemnification Agreement.

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         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Engagement. The Company Group hereby engages CD&R as a consultant, and CD&R hereby agrees to provide, financial and managerial advisory services to the Company Group, all on the terms and subject to the conditions set forth below.

         2. Services, etc. (a) CD&R hereby agrees during the term of this Agreement to assist, advise and consult with the respective Boards of Directors and management of each member of the Company Group and its subsidiaries in such manner and on such business, management and financial matters, and provide such other financial and managerial advisory services (collectively, the "Continuing Services"), as may be reasonably requested from time to time by the Boards of Directors of each member of the Company Group, including but not limited to assistance in:

                  (i) establishing and maintaining banking, legal and other business relationships for each such member and its subsidiaries;

                  (ii) developing and implementing corporate and business strategy and planning for each such member and its subsidiaries, including plans and programs for improving operating, marketing and financial performance and budgeting of future corporate investments;

                  (iii) arranging future debt and equity financings and refinancings; and

                  (iv) providing professional employees to serve as directors of members of the Company Group.

         (b) CD&R hereby agrees during the term of this engagement to provide each member of the Company Group and its subsidiaries financial advisory, investment banking and other similar services (the "Transaction Services") with respect to any proposal for an acquisition, merger, recapitalization or any other similar transaction directly or indirectly involving such member of the Company Group and its subsidiaries and any other person or entity (collectively, "Add-on Transactions").

         (c) Each member of the Company Group will furnish CD&R with such information as CD&R believes appropriate to its engagement hereunder (all such information so furnished being referred to herein as the "Information"). Each member of the Company Group recognizes and confirms that (i) CD&R will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services to be performed hereunder and (ii) CD&R does not assume responsibility for the accuracy or completeness of the Information and such other information.

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         3.       Compensation; Payment of Expenses.

         (a) Jafra US, Jafra Distribution (Mexico), and Jafra Mexico, jointly and severally agree to pay to CD&R, as compensation for Continuing Services rendered and to be rendered by CD&R hereunder, a fee of $1,000,000 per year (the "Continuing Services Fee"), one quarter of which shall be payable quarterly in advance on the first day of each of January, April, July and October commencing on January 1, 2001. Any Continuing Services Fees due that have not been paid shall be payable on the date hereof. Such Continuing Services Fee may be increased with the approval of a majority of the members of the Board of Directors of Jafra Worldwide, Jafra US, Jafra Distribution (Mexico) and Jafra Mexico who are not employees of any member of the Company Group, CD&R or any affiliate of CD&R (the "Disinterested Directors") but may not be decreased without the prior written consent of CD&R. If any employee of CD&R or of any CD&R Subsidiary shall be elected to serve on the Board of Directors of any member of the Company Group or any of their affiliates (a "Designated Director"), in consideration of the Continuing Services Fee being paid to CD&R, CD&R shall cause such Designated Director to waive any and all fees to which such director would otherwise be entitled as a director for any period for which the Continuing Services Fee or any installment thereof is paid.

         (b) If an employee of CD&R or of any CD&R Subsidiary is appointed to an executive management position (or a position of comparable responsibility), whether in addition to or other than as a Designated Director, in any member of the Company Group, then for the period of such employee's service in such position the Continuing Services Fee shall be increased by an amount to be determined by CD&R, such amount not to exceed 100% of the Continuing Services Fee in effect at such time.

         (c) Jafra US, Jafra Distribution (Mexico) and Jafra Mexico jointly and severally agree to pay to CD&R upon consummation of any Add-on Transaction, as compensation for Transaction Services rendered by CD&R hereunder with respect to such Add-on Transaction, a cash fee equal to 1.0% of the Transaction Value of such Add-on Transaction (the "Add-on Fee"). Payment by the Company Group of an Add-on Fee in excess of 1.0% of the Transaction Value of the Add-on Transaction shall require the approval of a majority of the Disinterested Directors, provided that an Add-on Fee shall not be payable in connection with the sale by way of merger or otherwise of all or substantially all of the outstanding shares of capital stock of North Atlantic or the sale of all or substantially all of the assets of North Atlantic and its subsidiaries. As used herein, the term "Transaction Value" means the total value of the Add-on Transaction, including, without limitation, the aggregate amount of the cash funds or other securities required to complete the Add-on Transaction (excluding any fees payable pursuant to this Section 3(d)) including the amount of any indebtedness, preferred stock or similar items assumed, refinanced or left outstanding. For purposes of calculating the Add-on Fee, the value of any securities included in the Transaction Value will be determined by the

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average of the last sales prices for such securities on the five trading days ending five days prior to the consummation of the Add-on Transaction, provided that if such securities do not have an existing public trading market, the value of the securities shall be their fair market value as mutually agreed between the Company Group and CD&R on the day prior to consummation of the Add-on Transaction.

         (d) Jafra US, Jafra Distribution (Mexico) and Jafra Mexico jointly and severally agree to reimburse CD&R for such reasonable travel and other out-of-pocket expenses ("Expenses") as may be incurred by CD&R and its employees and agents in the course or on account of rendering any services hereunder, including but not limited to any fees and expenses of any legal, accounting or other professional advisors to CD&R engaged in connection with services previously provided or being provided hereunder and any expenses incurred by any Designated Director in connection with the performance of his or her duties. CD&R may submit monthly expense statements, which shall be payable within thirty days.

         4. Term, etc. (a) This Agreement shall be in effect until, and shall terminate upon, the earlier to occur of (x) the tenth anniversary of the date of the Original Amended and Restated Agreement and (y) the date on which the CD&R Fund no longer owns any shares of the capital stock of North Atlantic or any parent or successor company, and may be earlier terminated by either party hereto upon 30 days' prior written notice to the other party hereto. The provisions of this Agreement shall survive any termination of this Agreement, except for the provisions of Section 1, Section 2(a), Section 2(b), the first sentence of Section 2(c) and (solely as to any portion of any Continuing Services Fee, any Add-on Fee or any Expense not paid or reimbursed prior to such termination and not required to be paid or reimbursed thereafter pursuant to
Section 4(c) hereof) Section 3 hereof.

         (b) Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of any member of the Company Group as an entirety, the successor corporation formed by such consolidation or into which such member of the Company Group is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for such member of the Company Group under this Agreement with the same effect as if such successor corporation had been a party thereto. No such consolidation, merger or conveyance, transfer or lease of all or substantially all of the assets of any member of the Company Group shall have the effect of terminating this Agreement or of releasing any member of the Company Group or any such successor corporation from its obligations hereunder (other than, with respect to CDRJ, its liquidation under the laws of Luxembourg following approval of its shareholders on the date hereof).

         (c) Upon any termination of this Agreement, any accrued and unpaid installment of the Continuing Services Fee or portion thereof (pro rated, with respect to

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the month in which such termination occurs, for the portion of such month that precedes such termination), any accrued and unpaid Add-on Fee or portion thereof and any unpaid and unreimbursed Expenses that shall have been incurred prior to such termination (whether or not such Expenses shall then have become payable), shall be immediately paid or reimbursed, as the case may be, by Jafra US, Jafra Distribution (Mexico) or Jafra Mexico. In the event of the liquidation of any member of the Company Group, all amounts due CD&R hereunder shall be paid to CD&R before any liquidating distributions or similar payments are made to stockholders of such member of the Company Group.

         5. Indemnification. (a) Each of CDRJ, North Atlantic, Jafra Worldwide, Jafra US, Jafra Mexico and Jafra Distribution (Mexico) confirms and reaffirms its obligations pursuant to the Indemnification Agreement. Without limiting the generality of the foregoing, each of CDRJ, North Atlantic, Jafra Worldwide, Jafra US, Jafra Mexico and Jafra Distribution (Mexico) confirms and agrees that (i) it shall indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations, in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time, in any way resulting from, arising out of or in connection with, based upon or relating to, the performance of the services contemplated hereby or by the Original Amended and Restated Agreement, except to the extent that any such Obligation is found in a final judgment by a court having jurisdiction to have resulted from the gross negligence or intentional misconduct of CD&R, (ii) no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) to a member of the Company Group or their respective security holders or creditors with respect to any Obligation in any way resulting from, arising out of or in connection with, based upon or relating to, the performance of the services contemplated hereby, except to the extent that any such Obligation is found in a final judgment by a court having jurisdiction to have resulted from the gross negligence or intentional misconduct of CD&R, and (iii) the rights of each Indemnitee to be indemnified under any agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee under any other agreement, document, certificate or instrument or applicable law.

         (b) Jafra US, Jafra Distribution (Mexico) and Jafra Mexico hereby agree to advance costs and expenses, including attorneys' fees, incurred by CD&R (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in defending any claim relating to any Obligation in advance of the final disposition of such claim within 30 days of receipt from CD&R of (i) a notice setting forth the amount of such costs and expenses (a "Payment Notice") and (ii) an undertaking by or on behalf of CD&R or such Indemnitee to repay amounts so advanced if it shall ultimately be determined that CD&R or such Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. CD&R may submit Payment Notices to the Company monthly.

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         (c)      Jafra Worldwide hereby agrees to assume and to perform all obligations of CDRJ under this Agreement and the Original Amended and Restated Agreement following the liquidation of CDRJ as if such obligations were its own.

         6. Independent Contractor Status. The parties agree that CD&R shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither CD&R nor any of its employees or agents shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees or agents of any member of the Company Group nor shall any of them have authority to contract in the name of a member of or bind any member of the Company Group, except (a) to the extent that any professional employee of CD&R or CD&R Subsidiary may be serving as a director of a member of the Company Group pursuant to Section 2(a)(iv) hereof or as an officer of a member of the Company Group pursuant to Section 3(c) hereof or (b) as expressly agreed to in writing by a member of the Company Group. Each member of the Company Group hereby acknowledges and agrees that any agreements, arrangements or understandings entered into by CD&R on behalf of any member of the Company Group prior to the date hereof in connection with the Acquisition (including, but not limited to, any confidentiality agreements, agreements with brokers or finders and any arrangements relating to the financing of the Acquisition) shall be obligations of the members of the Company Group binding on them to the same extent as such obligations may be binding on CD&R, and the Company Group shall fully perform, and shall indemnify and hold harmless CD&R from and against, all such obligations. Any duties of CD&R arising out of its engagement to perform services hereunder shall be owed solely to the Company Group.

         7. Notices. Any notice or other communication required or permitted to be given or made under this Agreement by one party to the other parties shall be in writing and shall be deemed to have been duly given and effective (i) on the date of delivery if delivered personally or (ii) when sent if sent by prepaid telegram, or mailed first-class, postage prepaid, registered or certified mail, or facsimile transmission as follows (or to such other address as shall be given in writing by one party to the other parties in accordance herewith):

         If to CDRJ, North Atlantic, Jafra Worldwide, Jafra US, Jafra Distribution (Mexico) or Jafra Mexico to:

                           Jafra Cosmetics International, Inc.
                           2451 Towngate Road
                           Westlake Village, California 91361
                           Telephone: (805) 449-3000
                           Facsimile: (805) 449-3256

                           Attention: Ralph S. Mason, III, Esq.

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                  If to CD&R, to:

                           Clayton, Dubilier & Rice, Inc.
                           375 Park Avenue, 18th Floor
                           New York, New York 10152
                           Telephone: (212) 407-5200
                           Facsimile: (212) 407-5252

                           Attention: Donald J. Gogel

                  With a copy to:

                           Debevoise & Plimpton
                           919 Third Avenue
                           New York, New York 10022
                           Telephone: (212) 909-6000
                           Facsimile: (212) 909-6836

                           Attention: Paul S. Bird, Esq.

         8. Entire Agreement. This Agreement, together with the Indemnification Agreement, (a) contains the complete and entire understanding and agreement of CD&R and each member of the Company Group with respect to the subject matter hereof and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, in respect of the subject matter hereof, including but not limited to in respect of the engagement of CD&R in connection with the subject matter hereof. There are no representations or warranties of CD&R in connection with this Agreement or the services to be provided hereunder, except as expressly made and contained in this Agreement.

         9. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

         10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

         11. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns and to each Indemnitee, provided that none of CD&R or any member of the Company Group may assign any of its rights or obligations under this Agreement without the express written consent of the other party hereto. This Agreement is not intended to confer any right or remedy hereunder upon any person other than the parties to this Agreement and their respective successors and permitted assigns and each Indemnitee.

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         12.      Governing Law. This Agreement shall be deemed to be a contract made under, and is to be governed and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles or rules thereof. Each member of the Company Group and CD&R hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located in the State, City and County of New York, solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. Each member of the Company Group and CD&R hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

         13. Waiver of Jury Trial. Each party hereto acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) it understands and has considered the implications of this waiver, (c) it makes this waiver voluntarily, and (d) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 13.

         14. Amendment; Waivers. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party or Indemnitee against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought (and in the case of a member of the Company Group, approved by resolution of the Board of Directors or the sole stockholder of such member of the Company Group). Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or Indemnitee granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto or any Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any Indemnitee on one or more

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occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, power or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party or Indemnitee may otherwise have at law or in equity or otherwise.

         [The remainder of this page has been left blank intentionally.]

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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    CLAYTON, DUBILIER & RICE, INC.

                                    By: /s/ Theresa A. Gore
                                        ----------------------------------------
                                        Name: Theresa A. Gore
                                        Title: Vice President, Treasurer, and
                                               Assistant Secretary

                                    CDRJ INVESTMENTS (LUX) S.A.

                                    By: /s/ Ralph S. Mason, III
                                        ----------------------------------------
                                        Name: Ralph S. Mason, III
                                        Title: Fonde de pouvoir

                                    CDRJ NORTH ATLANTIC (LUX) S.aR.L.

                                    By: /s/ Ralph S. Mason, III
                                        ----------------------------------------
                                        Name: Ralph S. Mason, III
                                        Title: Fonde de pouvoir

                                    JAFRA WORLDWIDE HOLDINGS (LUX)
                                    S.aR.L.

                                    By: /s/ Ralph S. Mason, III
                                        ----------------------------------------
                                        Name: Ralph S. Mason, III
                                        Title: Executive Vice President

                                    JAFRA COSMETICS INTERNATIONAL, INC.

                                    By: /s/ Ralph S. Mason, III
                                        ----------------------------------------
                                        Name: Ralph S. Mason, III
                                        Title: Vice Chairman

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                                    JAFRA COSMETICS INTERNATIONAL, S.A. de
                                    C.V.

                                    By: /s/ Ralph S. Mason, III
                                        ----------------------------------------
                                        Name: Ralph S. Mason, III
                                        Title: Assistant Secretary

                                    DISTRIBUIDORA COMERCIAL JAFRA, S.A. de
                                    C.V.

                                    By: /s/ Ralph S. Mason, III
                                        ----------------------------------------
                                        Name: Ralph S. Mason, III
                                        Title: Assistant Secretary

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